Exhibit 99.1

SUPPLY AGREEMENT

Roche Diagnostics GmbH

Sandhofer Str. 115

D-68305 Mannheim

Germany

(“RDG”)

and

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, IL 60446

USA

(“Supplier”)

WHEREAS, Supplier is a company engaged in the processing and supply of nanocrystalline products, including [*  *  *], manufactured through Supplier’s proprietary technologies;

WHEREAS, RDG and/or some of its affiliated companies desire the supply of [* * *] and Supplier confirms being able to properly supply such [*  *  *] as described herein;

NOW, THEREFORE, the parties agree as follows:

1.	Definitions

“Affiliate” shall mean

(a) an organization, which directly or indirectly controls a Party to this Agreement;

(b) an organization, which is directly or indirectly controlled by a Party to this Agreement;

(c) an organization, which is controlled, directly or indirectly, by the ultimate parent company of a Party.

Control as per a) to c) is defined as owning fifty percent or more of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.

With respect to RDG the term “Affiliate” shall not include Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, U.S.A. (“Genentech”) nor Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan (“Chugai”), respectively, unless RDG opts for such inclusion of Genentech and/or Chugai by giving written notice to NANOPHASE.

“Effective Date” shall mean the date of last signature.

“Products” shall have the meaning attributed thereto in section 2.1 below.

“Specifications” shall mean the current specifications for each Product or set forth in Annex 1.

2.	Supply of Products

2.1	Supplier agrees to supply RDG with the following product:

nanocrystalline [*  *  *]

Supplier agrees that RDG’s Affiliates may order Products directly from Supplier under this Supply Agreement, and request that the Products be shipped F.O.B. Romeoville directly to such Affiliate together with the appropriate invoices.

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

2.2	At all times during the term of this Supply Agreement, Supplier undertakes to hold and maintain in good standing all required and advisable authorizations and permits to manufacture and supply the Product hereunder, from the authorities of the country in which production is performed. Supplier shall inform RDG promptly in the event any such authorization or permit is not obtained in a timely manner or is withdrawn or is threatened to be withdrawn.

2.3	If Supplier becomes unable to supply the quantity of Products ordered by RDG for a period of six (6) consecutive months for any reason whatsoever, Supplier shall, at the request of RDG, (a) use its best efforts to manufacture the Product, and (b) make reasonable efforts to have the Product manufactured at the plant of a third party acceptable to Supplier. Supplier shall inform RDG promptly after Supplier determines that its supply of Products ordered by RDG will be delayed for more than three (3) consecutive months.

In the event that Supplier is unable, or notifies RDG that it is unable, for any reason (except bankruptcy) to supply the aforementioned quantities for a total period of twelve (12) consecutive months, RDG shall be entitled to terminate this Supply Agreement pursuant to Article 9.2.

2.4	Each party acknowledges that Products shipped under this Agreement may be subject to export control laws and export or import regulations. Each party is responsible for and agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import as may be required. In any case Supplier has to inform RDG about the respective numbers/codes of the Products according to the EU Dual Use List and/or the US Commerce Control List or any other EU and US export control regulation e.g. Weapons- or Munitions List etc. Further, supplier shall notify RDG about the percentage (%) of the US originated contents in the Products.

3.	Quality

3.1	Quality of Products supplied hereunder shall meet the specifications as set forth in Annex 1 (the “Specifications”). Supplier shall not subcontract or delegate any portion of its obligations hereunder to a third party or Affiliate.

3.2	The Supplier warrants that it shall manufacture and supply the Products and carry on operations at its Product facility in full compliance with (i) current applicable standards and guidelines, and (ii) the prevailing laws and regulations on health, safety and environmental protection.

3.3	Each time Supplier ships Products to RDG, it shall provide RDG with a certificate of analysis.

3.4	Supplier shall allow and shall cause to allow RDG to visit the facilities where the Products are manufactured upon reasonable advance notice to Supplier and during regular business hours to assure RDG of the quality standards used. The Supplier shall provide to RDG documentation and information reasonably requested by RDG (i) to assist RDG in determining whether any shipment complies fully with the quality standards used; (ii) to assist RDG or its Affiliates in obtaining any and all regulatory approvals necessary to market proprietary products containing the Products; or (iii) to enable RDG to comply with any statutory or regulatory requirements, or with a request by any governmental or regulatory authority

3.5	Any changes to the Specifications, including without limitation changes to the components, analytical procedures, manufacturing and testing documents, controls, storage and/or stability protocols, require prior written approval of RDG. The same applies to changes in the supplier for raw materials. However, nothing in this Supply Agreement obligates Supplier to disclose to RDG either (a) any of Supplier’s manufacturing and testing documents (except to the extent required under Articles 3.3 and 3.4), or (b) information concerning the identity of the supplier of raw materials to Suplier.

4.	Quantities and Firm Orders

4.1	It is RDG’s non-binding plan to place one (1) order for [* * *] kilograms of Products in each calendar year during the period from January 1, 2006 through December 31, 2009, followed by one (1) order for [* * *] kilograms of Products in calendar year 2010. In order to allow Supplier to plan supply of the Products, RDG shall deliver a binding forecast of its requirements for Products no later than six (6) months before each of RDG’s orders for Products from Supplier. All RDG’s orders shall have minimum quantities of [* * *] kilograms of Products. Each lot shall be accompanied by three times [* * *] g of the Product taken from one production run at the beginning, middle and end.

4.2	At least one hundred twenty (120) days prior to the requested date of shipment, RDG and/or its Affiliates will provide a firm order (“Firm Order”) for the Products. The Firm Order shall specify RDG’s purchase order number, quantities by Product, shipment schedule and any other elements necessary to ensure the timely shipment of the Products. Supplier will within five (5) days of receipt of an order send to RDG and/or its Affiliates (with a copy to RDG) a written confirmation of such order, at which point such order will be binding upon RDG and Supplier. If Supplier has not notified RDG in writing of its inability to meet such Firm Order within the above mentioned deadline, any such Firm Order shall be deemed accepted by Supplier and be binding upon the parties. Supplier will use its best efforts to supply Products in a timely manner.

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

4.3	In the event that Supplier, subject always to section 7 below, does not supply the properly ordered Firm Order for Products within sixteen (16) weeks after the agreed shipment date, Supplier shall grant a price reduction equal to [* * *] percent ([* * *]%) of the price payable to Supplier for such Products shipped with delay for each full calendar week beyond such sixteen (16) week period, but with a maximum price reduction of [* * *] percent ([* * *]%). The parties agree that a delay in shipped supply within the agreed upon time limits equal to or less than four (4) full weeks beyond such sixteen (16) week period will not constitute a material breach of this Agreement. A delay in supply greater than four (4) full weeks will constitute a material breach of this Agreement by Supplier.

5.	Prices, Payment and Delivery

5.1	The price payable by RDG and/or its Affiliates to Supplier for the Products (including costs of packaging) is US$ [* * *]/kilogram for single orders of Products in minimum quantities of [* * *] kilograms.

5.2	Prices as set forth in section 5.1 are for Products FOB Romeoville ( Incoterms 2000) and shall remain unchanged for orders received by Supplier through December 31, 2007. Thereafter, the supply price shall be revised upon mutual written agreement between the parties in accordance with the provisions set forth in this Section 5.2. The parties shall meet to negotiate in good faith an adjustment of the supply price for the consecutive Firm Order taking into account the substantial increase or decrease of all reasonable costs incurred in the manufacturing of the Products such as costs of any used components, labor costs, equipment costs as well as savings realized by Supplier, including but not limited to, savings, due to improved manufacturing procedures and higher yields. However, Supplier shall only be allowed to increase the price up to a maximum of [* * *]%. An increase higher than [* * *]% shall only be made in the event Supplier can show a major increase in prices for electricity and/or raw materials having a major impact on the manufacturing process.

5.3	If during the term of this Supply Agreement Supplier sells to another party for a similar application a product which has the specification as defined in Annex 1 at a lower price and/or better terms and conditions, then Supplier shall immediately advise RDG of such lower price and/or better terms and conditions and they shall be extended by Supplier to RDG effective on the date of such sale to another party.

5.4	Payment for the Products ordered shall be due on the thirtieth (30th) day after the date of receipt of non Defective Products as defined below and an invoice by RDG and/or its Affiliates, unless otherwise agreed by the parties in writing.

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

5.5	Supplier agrees that RDG’s Affiliates may order the Products directly from Supplier under this Supply Agreement, and request that the Products be shipped F.O.B. Romeoville directly to such Affiliate together with appropriate invoices. In the event that the prices invoiced to such Affiliates by Supplier for the quantity of Products they use in the RDG formulations are higher than the prices negotiated and agreed to in section 5.1, then RDG will have the right to request that the Supplier adjust the prices to the Affiliates in accordance with section 5.1.

6.	Right of Rejection and Indemnification

6.1	If any shipment of Products fails to comply with the Specifications (the “Defective Products”), RDG and/or its Affiliates shall inform Supplier thereof promptly upon discovery, but no later than sixty (60) days after receipt of the Products.

6.2	Without prejudice to any additional rights arising from the delivery of Defective Products RDG and/or its Affiliates shall have the right to reject any batch containing Defective Products, subject to the following protocol: (a) RDG will contact Supplier’s Quality Director and then forward to the Quality Director a sample of the Products that RDG believes are defective due to non-conformity with the specifications in Annex 1; (b) upon receipt of the sample, Supplier will test it and then notify RDG of the test results; (c) where the test results confirm that the sample is non-conforming, Supplier will provide RDG with Supplier’s Return Authorization Number (“RAN”); and (d) any returned non-conforming Products must be in their original container, with original labels intact, and all paperwork concerning the returned Products must include Supplier’s RAN. Supplier shall, at its cost, replace such rejected batch with Products that shall conform with the Specifications within four (4) weeks of notification thereof. All costs and expenses incurred by RDG and/or its Affiliates in connection therewith (including return or disposal of defective Products) shall be borne by Supplier. Payment of the Products on receipt of the delivery shall not be deemed to imply an acceptance of the Product(s). If Supplier fails to replace Product(s) in such time period, RDG and/or its Affiliates may source their immediate requirements from alternative suppliers.

6.3	Supplier shall defend, indemnify and hold RDG and/or its Affiliates harmless against any and all claims, demands, proceedings, losses, damages, liabilities, deficiencies and costs to the extent arising out of any claim of personal injury, bodily injury or property damage to the extent that such injury or damage is caused by (i) any Defective Products shipped by Supplier under this Supply Agreement, or (ii) any gross negligence or willful misconduct of the Supplier with respect to its Product manufacturing and supply obligations under this Supply Agreement. RDG shall promptly notify the Supplier of any such claim or action, shall reasonably co-operate with the Supplier in the defense of such claim or action, and shall permit the Supplier to control the defense and settlement of such claim or action, all at the Supplier’s cost and expense. Supplier warrants that it has appropriate and adequate insurance to cover claims or damages for which it shall be liable under the terms of this Supply Agreement. Upon request of RDG, Supplier shall provide reasonable evidence of its insurance.

6.4	RDG shall defend, indemnify and hold the Supplier harmless against any and all claims, demands, proceedings, losses, damages, liabilities, deficiencies and costs to the extent arising out of any personal injury, bodily injury or property damage caused by the use of the Products in a RDG product by any person, except to the extent that such injury or damage was caused by any Defective Products shipped by Supplier under this Supply Agreement. The Supplier shall promptly notify RDG of any such claim or action, shall reasonably co-operate with RDG in the defense of such claim or action, and shall permit RDG to control the defense and settlement of such claim or action, all at RDG’s cost and expense.

6.5	THE OBLIGATIONS OF SUPPLIER AND RDG EXPRESSLY STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED. TO THE EXTENT ALLOWABLE BY LAW, THIS EXCLUSION OF ALL OTHER WARRANTIES AND CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR ANY PARTICULAR PURPOSE, REGARDLESS OF WHETHER ARISING BY LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

7.	Force Majeure

Failure of any party to perform its obligations under this Agreement (other than of the obligations to make any payments or of confidentiality) shall not cause such party’s liability or place it in breach of any term or condition of this Agreement to the other party if such failure is caused by Force Majeure. “Force Majeure” shall mean any cause beyond the reasonable control of such non-performing party, including without limitation, acts of God, fire, explosion, flood, earthquake, drought, war, hostility, revolution, riot, civil disturbance, national emergency, terrorist acts, terrorism generally affecting commerce, sabotage, embargo, strikes or other labor trouble; provided, however, that the party effected shall promptly notify the other party of the condition constituting Force Majeure as defined herein and shall exert its best efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting Force Majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable, including termination of this Agreement upon thirty (30) days written notice from the failure of reaching a mutually satisfactory solution to the Force Majeure.

8.	Confidentiality

8.1	“Confidential Information” shall mean all disclosures of proprietary and confidential information hereunder (i) which are in writing and clearly identified as being “Confidential” or (ii) if disclosed orally, which are reduced to writing within thirty (30) days of oral disclosure and clearly identified as being “Confidential”. Except to the extent expressly authorized by this Agreement or otherwise agreed to by the parties in writing, during the term of this Agreement and for a period of five (5) years following the termination of this Agreement, the receiving party shall take such reasonable measures to maintain such Confidential Information as confidential as it takes to protect its own proprietary and Confidential Information, and shall not publish or otherwise disclose such Confidential Information or use such Confidential Information for any other purpose than for the performance of this Agreement. The following information shall not be considered Confidential Information:

(a) information which was already known to the receiving party, other than under an obligation of confidentiality to the disclosing party, at the time of disclosure by the other party; or

(b) information which was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; or

(c) information which becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

(d) information which was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information; or

(e) information which was developed independently without reference to Confidential Information received from the other party hereunder as evidenced by the receiving party’s own written records.

In the event either party must disclose the other party’s Confidential Information in order to comply with applicable governmental regulations or as otherwise required by law or judicial process, such party shall give reasonable advance notice to the other party of such legally compelled disclosure and shall request confidential treatment of such Confidential Information which is required to be disclosed.

8.2.	RDG consents to the disclosure of the parties’ relationship contemplated by this Agreement in Supplier’s filings with the U.S. Securities and Exchange Commission (“SEC”), and the filing of this Agreement as a related exhibit, provided that Supplier shall discuss with RDG the portions of this Supply Agreement as to which Supplier shall request that the SEC grant confidential treatment in Supplier’s filings with the SEC.

9.	Term and termination

9.1	This Supply Agreement shall come into force upon the Effective Date and shall remain in force until December 31, 2014. This Supply Agreement will automatically be extended for a further year if not terminated six (6) months before the end of each calendar year after 2014.

9.2	If either party is in material breach of any of its obligations under this Supply Agreement and fails to remedy such breach within thirty (30) days of receipt of written notice from the other party, the non-breaching party may terminate this Supply Agreement with immediate effect with written notice of termination to the breaching party, without prejudice of any other right.

9.3	In the event that either party shall become insolvent or would make an assignment for the benefit of its creditors or proceedings in voluntary or involuntary bankruptcy, files or has filed against it a petition in bankruptcy which is not dismissed within 120 days after being filed, or has a receiver appointed with respect to a substantial part of its assets, then the other party shall have the right to terminate this Agreement by giving notice in writing.

9.4	RDG may terminate this Supply Agreement upon written notice in the event that any governmental agency takes any action, or raises any objection, that prevents RDG from importing, exporting, purchasing or selling a product containing the Products.

9.5	RDG may at any time, upon sixty (60) days prior written notice, unilaterally terminate this Supply Agreement if RDG fully divests, out-licenses or similarly disposes of a RDG product containing the Products.

9.6	If this Supply Agreement expires or is terminated in whole or in part for any reason, then in addition to any other remedies, RDG will have the option to purchase all unshipped Products manufactured and/or packaged pursuant to a Firm Order, and which meet the Specifications and terms of this Supply Agreement responsibilities, at the price in effect at the time the Firm Order was placed.

9.7	Any termination or expiration of this Supply Agreement shall not affect any outstanding obligations due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Supply Agreement. For greater certainty, termination of this Supply Agreement, irrespective of the cause, shall not affect the obligations and responsibilities of the parties under Article 6 and 8, all of which shall survive any termination of this Supply Agreement.

9.8	Other than as provided in Articles 4.2, 5.4 and 6 above, the parties shall have no liability to each other or to any third party for any damages, losses, indemnity, compensation, costs or expenses of any kind for lost profits or perspective sales, investments made or expenses incurred in connection with the establishment, development or maintenance of the other party’s business, markets or customers, or any other similar claims, damages, fees or payments resulting from the expiration or termination of this Supply Agreement.

10.	Governing Law, Venue

10.1	The validity, interpretation, execution, amendment and termination of this Supply Agreement and the settlement of disputes hereunder shall be governed by the laws of the State of New Jersey.

10.2	The parties shall strive to settle any disputes amicably between themselves. Any controversy or claim arising under, out of, in connection with, or relating to this Supply Agreement which cannot be settled amicably shall be subject to the jurisdiction of any state or federal court in New Jersey.

11.	Patents

11.1	If any suit is brought against RDG for infringement of any patent alleging that the Products furnished under this Agreement or Supplier’s methods of manufacturing them infringe any patent, Supplier shall, at its own expense, defend and control the suit against these allegations only, and shall pay any award of damages assessed against RDG in the suit to the extent only that the damages are awarded in connection specifically with the alleged infringement, provided that RDG give Supplier prompt notice in writing of the institution of the suit and, to the full extent of RDG’s power to do so, RDG permit Supplier to defend and control the suit against these allegations.

11.2	As of the effective date, Supplier represents and warrants that the manufacture, sale or use of Products sold by Supplier hereunder will not constitute an infringement of any patent, patent application, copyright, trademark, trade secret or any other intellectual property right of any Third Party, and that no court proceeding or any other procedure for infringement of such rights is pending against Supplier with respect to the Products.

11.3	RDG and Supplier each agree that, as between them, all patents, trademarks, trade secrets, know-how and other intellectual property developed by or registered in the name of either party shall remain the property of that party. Each party acknowledges and agrees that, except for the implied license Supplier grants to RDG and its customers to use and sell the Products purchased from Supplier, no other license, implied or otherwise, is granted hereby under any patent, trademark, trade secret, patent or trademark application or any other intellectual property right. Nothing in this Agreement shall (a) limit either party’s right to enter into agreements from time to time which grant rights under patents or patent applications for any product or Products, or (b) affect rights granted to third parties by either party with respect to any product or Products.

12.	Miscellaneous

12.1	Notices: All notices required under this Supply Agreement shall be deemed sufficiently given, if sent to the respective party by facsimile transmission confirmed by certified or registered mail or by an internationally recognized overnight delivery service. All such notices and communications shall be deemed to have been received, in the case of notice by facsimile transmission or by delivery service, when received or if received after 5:00 p.m. (local time of the sender) or on a day other than a business day, on the next following business day, and in the case of notice mailed as aforesaid, on the fifth (5th) business day following the date on which such notice is mailed provided there is no disruption of postal services. In the event of interruption of one or more of the forms of communication listed above for any reason, the parties shall use a form of communication which is not so interrupted with the intent that the form of communication used will give the addressee timely notice of the communication.

12.2	Entire Agreement: This Supply Agreement, together with that certain Nondisclosure Agreement between the parties dated May 1, 2005, contains the entire understanding of the parties with respect to the subject matter hereof and shall supersede and prevail over any other prior or contemporaneous arrangements, whether written or oral, and is binding upon the parties hereto and their successors. The Annexes to this Supply Agreement shall be considered an integral part thereof.

12.3	Waiver: The waiver by either party hereto of any right hereunder or the failure to perform or a breach by the other party shall not be deemed a waiver of any other right hereunder or of any breach or failure by said party whether of a similar nature or otherwise.

12.4	Independent Contractors: The parties are independent contractors under this Supply Agreement. Nothing contained in this Supply Agreement is to be construed so as to constitute RDG and Supplier as partner, agent, joint venturer, employee or legal representative of the other, including with respect to this Supply Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party or to bind the other party to any contract, agreement or undertaking with any third party unless expressly so authorized in writing by the other party.

12.5	Severability. In the event that any provision of this Supply Agreement is found to be invalid or unenforceable, then the offending provision shall not render any other provision of this Supply Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable.

12.6	Assignment. This Supply Agreement and the rights hereunder may not be assigned or transferred by either party without the prior written consent of the other party hereto (other than for rights to payment), provided however, that RDG may assign this Supply Agreement to an Affiliate without prior approval of the Supplier.

Nanophase Technologies Corporation		Roche Diagnostics GmbH

/s/ W. Ian Roberts		/s/ Dr. Sonnenschein
Name:	W. Ian Roberts	Name:	Dr. Sonnenschein
Title:	Vice President U.S. & International Sales	Title:	Legal Counsel
Date:	February 23, 2006	Date:	March 3, 2006

/s/ Gabriel Risse
Name:	Gabriel Risse
Title:	Director Procurement
Date:	March 3, 2006

Annex 1: Product Specifications

Product Name: NanoArc® [*  *  *]

Product Code: [*  *  *]

RDG Reference:

[*  *  *]

Ident.-Nr.: [*  *  *]

Formula: [*  *  *]

Molar mass: [*  *  *]g/mol

Parameter	Test method	Range/value
Appearance	[* * *]	red to black crystalline powder

Specific surface area (BET)		[* * *]

Average particle size		[* * *] nm

Purity		> 98%

[* * *]		> 98%

[* * *]		[* * *] ppm

Filling weight		[* * *]

Packaging		filled in two round bottom stable plastic sack one sack inserted in another sack

Stability at 15 -25°C: within specification range for 36 months.

Roche Molecular Biochemicals Penzberg

Biotechnology Operations Quality Unit

This Specification is a computer printout and has therefore not been signed by hand

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.

Annex 2: Pricing

Minimum [*  *  *] kg order, US $ [*  *  *]/kilogram NanoArc® [*  *  *], FOB Romeoville, Illinois, net 30 days of invoice.

[* * *]	CONFIDENTIAL TREATMENT REQUESTED-This confidential portion has been omitted from this document and filed separately with the Commission.